Exhibit 4.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) effective as of November 5, 2007, by and among BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), GEAR PRODUCTS, INC., an Oklahoma corporation (“Gear”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”) (Gear, Omark, Windsor and Blount, Inc. are sometimes collectively referred to herein as “Borrowers” and individually as “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as a Lender and as Agent, with the other Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the other Credit Parties signatory thereto, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 9, 2004, as amended pursuant to that certain First Amendment dated as of December 1, 2004, as further amended pursuant to that certain Second Amendment dated as of June 10, 2005, as further amended pursuant to that certain Third Amendment dated as of March 23, 2006, as further amended pursuant to that certain Fourth Amendment dated as of March 23, 2006 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrowers and the other Credit Parties have requested that Requisite Lenders amend certain terms under the Credit Agreement; and

WHEREAS, Borrowers and Requisite Lenders have agreed to the requested amendments on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms not otherwise defined herein (including the recitals and preamble hereof) shall have the meanings ascribed to such terms in the Credit Agreement and further agree as follows:

1.             Amendments to the Credit Agreement.

(a)           Section 6.1 of the Credit Agreement, Mergers, Subsidiaries, Etc., is hereby amended and modified by deleting subsection (b)(v) in its entirety and inserting in lieu thereof the following:

“(v)         the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) shall not exceed $100,000,000 per acquisition and $200,000,000 in the aggregate during the term of this Agreement plus the amount of Stock issued by Holdings to any seller in connection with, and as the purchase price or portion of the purchase price for, any Permitted Acquisition;”

(b)           Section 6.8 of the Credit Agreement, Sale of Stock and Assets, is hereby amended and modified by deleting such Section in its entirety and inserting in lieu thereof the following:

“6.8         Sale of Stock and Assets.  No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory, license of Intellectual Property or the use of cash or cash equivalents, in each case, in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party or any Foreign Subsidiary of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party’s or such Foreign Subsidiary’s business; (c) the sale of all of the Stock or substantially all of the assets of Gear so long as (i) no Default or Event of Default exists or would be caused thereby or (ii) Requisite Lenders otherwise consent to such sale; (d) other assets having a value not exceeding $5,000,000 in the aggregate in any Fiscal Year; (e) leases and subleases of Real Estate not materially interfering with the ordinary conduct of business of the applicable Credit Parties and otherwise consented to by Agent which consent will not be unreasonably withheld; and (f) the sale of all or substantially all of the assets of the Forestry Division so long as (i) no Default or Event of Default exists or would be caused thereby, (ii) Borrowers have delivered updated Projections after giving Pro Forma effect to such disposition, in form and substance satisfactory to Agent, which shall be substantially similar to the Pro Forma Projections delivered to Agent prior to the Fifth Amendment Effective Date, (iii) the disposition is on terms and conditions, and subject to documentation, reasonably acceptable to Agent which shall be on terms and conditions substantially similar to the terms and conditions contained in the draft purchase agreement delivered to Agent prior to the Fifth Amendment Effective Date, (iv) net cash proceeds of the disposition is not less than $40,000,000, and (v) Borrowers shall either reinvest and/or prepay the Obligations with such net cash proceeds in accordance with Section 1.3(b).  With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c), (d) or (f) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers’ expense, appropriate UCC-3 termination statements, PPSA financing change statements and other releases as are reasonably requested by Borrowers.”

(c)           Section 9 of the Credit Agreement, Assignment and Participations; Appointment of Agent and Canadian Agent, is hereby amended and modified by adding the following Section 9.12 immediately following Section 9.11.

9.12         Distribution of Materials to Lenders and L/C Issuers.

(a)           Each Borrower acknowledges and agrees that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on Intralinks® or a similar E-System (the “Borrower Workspace”).  Each Borrower authorizes Agent to download copies of its logos from its website and post copies thereof on the Borrower Workspace.

(b)           Each Borrower hereby agrees that if either it or Holdings or any Subsidiary of Holdings has publicly traded equity or debt securities in the United States of America (U.S.), it shall (and shall cause any such Person, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that do not contain any information that is (x) not publicly available with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) and (y) is material with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) or their securities for purposes of U.S. federal and state securities laws as “PUBLIC”.  Each Borrower agrees that by identifying such Borrower Materials pursuant to clause (i) of the preceding sentence and/or marking the Borrower Materials as “PUBLIC” pursuant to clause (ii) of the preceding sentence and/or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any material non-public information (“MNPI”) with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) for purposes of U.S. federal and state securities laws.  Each Borrower further represent, warrant, acknowledges and agrees that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Borrowers or Agent (including, notice of borrowings or conversions, L/C and swingline requests).  Before distribution of any Borrower Materials to prospective Lenders and at the request of Agent, each Borrower agrees (and agrees to cause Holdings or any Subsidiary of Holdings, as the case may be) to execute and deliver to Agent a letter in which you authorize distribution of the evaluation materials to prospective Lenders and their employees willing to receive material non-public information, and a separate letter in which you authorize distribution of evaluation material that does not contain material non-public information and represent that no material non-public information is contained therein.

(c)           Each Lender and L/C Issuer represents, warrants, acknowledges and agrees that (i) the Borrower Materials may contain MNPI concerning the Borrowers, their Affiliates or their securities, (ii) it has developed compliance policies and procedures regarding the handling and use of

MNPI, and (iii) it shall use any such Borrower Materials in accordance with Section 11.8 and any applicable laws and regulations, including federal and state securities laws and regulations.

(d)           If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Borrowers, their Affiliates or their securities, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Borrowers will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering, the credit facilities, including this Agreement and the other Loan Documents, to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any even within one Business Day) provide such a contact to Agent and the Borrowers upon oral or written request therefor by Agent or Borrowers.  Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Borrowers, their Affiliates or their securities.”

(d)           The definition of “EBITDA” contained in Annex A to the Credit Agreement, Definitions, is hereby modified and amended by (i) deleting “and” after clause (ix) thereof, (ii) inserting “, and” immediately after clause (x) thereof, and (iii) inserting the following clause (xi) immediately after such clause (x):

“(xi) restructuring expenses and related charges incurred during the Fiscal Quarters ended on or prior to December 31, 2008 in connection with the Forestry Division sale and related consolidation of corporate and divisional infrastructure in an amount not to exceed $5,000,000,”

(e)           Annex A to the Credit Agreement, Definitions, is hereby further modified and amended to delete the definition of Fixed Charges in its entirety and inserting the following in lieu thereof:

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid during such period (excluding all non-cash Interest Expense), plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period, plus (d) the greater of (i) cash payments of income taxes and capital taxes (net of tax refunds received during such period), and (ii) zero, plus (e) Restricted Payments made pursuant to Section 6.14(h), minus (f) cash taxes payable for the Fiscal Year ended 2007 in connection with the Forestry Division sale in an amount not to exceed $20,000,000.”

(f)            Annex A to the Credit Agreement, Definitions, is hereby further modified and amended by inserting the following definition in the appropriate alphabetical order:

“Fifth Amendment Effective Date” means November        , 2007.

“Forestry Division” means the Borrowers’ Industrial and Power Equipment Group — Forestry Division, other than the Borrowers’ real and personal property and facilities located in Menominee, Michigan.”

(g)           Annex E to the Credit Agreement, Financial Statements and Projections — Reporting, is hereby amended and restated as of the Fifth Amendment Effective Date by deleting such annex in its entirety and inserting in lieu thereof the Annex E attached hereto.

(h)           Annex F to the Credit Agreement, Collateral Reports, is hereby modified and amended to delete subsection (a) therein and to substitute the following therefore:

“(a)         To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to clause (a) of Annex E, or if such Financial Statements are not required, then along with the quarterly Financial Statements delivered pursuant to clause (b) of Annex E, a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement for the period then ended provided by Agent to US Borrowers’ general ledger and monthly or quarterly, as the case may be, Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.”

(i)            Annex G to the Credit Agreement, Financial Covenants, is hereby modified and amended to delete the table set forth in clause (e) therein and to substitute the following therefore:

“Period:	Maximum First Lien Credit Facilities Leverage Ratio:

Closing Date through December 30, 2005	3.50 to 1.00

December 31, 2005 through the date immediately preceding the Third Amendment Effective Date	3.25 to 1.00

Third Amendment Effective Date through the date immediately preceding the Fifth Amendment Effective Date	2.75 to 1.00

Fifth Amendment Effective Date and thereafter	2.50 to 1.00”

2.             No Other Amendments.  Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent and Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Credit Party hereby ratifies and confirms its obligations thereunder.  This Amendment shall not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing between Borrowers and the other Credit Parties, on the one hand, and Lenders, on the other hand, at variance with the Credit Agreement or any other Loan Document such as to require further notice by Lenders to Borrowers or such Credit Parties to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower and each other Credit Party acknowledges and expressly agrees that Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.  Neither any Borrower nor any other Credit Party has knowledge of any challenge to Lenders’ claims arising under the Loan Documents or the effectiveness of the Loan Documents.

3.             Conditions Precedent to Effectiveness.  This Amendment shall be effective as of the date first written above upon satisfaction of the following:

(a)           Agent’s receipt of a counterpart hereof duly executed by Borrowers and each Requisite Lender;

(b)           The representations and warranties of Borrowers and other Credit Parties contained in this Amendment shall be true and accurate in all respects; and

(c)           Agent’s receipt of an amendment fee, on behalf of the Lenders, in an amount equal to twenty (20) basis points (0.20%) of the aggregate Commitments (or if such commitments have terminated, the outstanding Loans) of the Lenders and will be payable based on each Lender’s portion of the Commitments and outstanding Loans.

4.             Representations and Warranties of Borrowers and Other Credit Parties.  The Credit Parties executing this Amendment, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Amendment:

(a)           This Amendment has been executed and delivered by duly authorized representatives of each Credit Party, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of each Credit Party, and is enforceable against each Credit Party in accordance with its terms;

(b)           No Default or Event of Default has occurred or is continuing; and

(c)           All of the representations and warranties of each Credit Party contained in the Credit Agreement continue to be true and correct in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date or except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, as amended hereby.

5.             Effect on the Credit Agreement and other Loan Documents.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

6.             Costs and Expenses.  Each Borrower, jointly and severally, agrees to pay on demand all fees, costs and expenses incurred in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, costs and expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

7.             Counterparts.  This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or electronic transmission shall be deemed an original signature hereto.

8.             GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER,  THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR

EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, as of the day and year first written above.

BORROWERS:

BLOUNT, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Senior Vice President

GEAR PRODUCTS, INC., an Oklahoma corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Vice President

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Vice President

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By: Blount, Inc., its sole member

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Senior Vice President

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL		BOSTON HARBOR CLO 2004-1, Ltd.
CORPORATION, as Agent and a Lender
		By:	/s/ Beth Mazor
By:	/s/ Jennifer L. Riffin	Name:	Beth Mazor
Name:	Jennifer L. Riffin	Title:	V.P.
Title:	Duly Authorized Signatory
Bushnell CBNA Loan Funding LLC, for
Azure Funding North America 1, as Agent		itself or as agent for Bushnell CFPI Loan
and a Lender		Funding LLC

By:	/s/ Daniel Schrupp	By:	/s/ Pam Gwin
Name:	Daniel Schrupp	Name:	Pam Gwin
Title:	Authorized Signatory	Title:	Attorney-in-fact

Ballyrock CLO II Limited, as a Lender		CoLTS 2005-1 LTD., a Cayman Island
BALLYROCK Investment Advisors LLC,		exempted company
as Collateral Manager		By: Wachovia Bank, National Association,
as Servicer
By:	/s/ Lisa B. Rymut
Name:	Lisa B. Rymut	By:	/s/ John Trainor
Title:	Assistant Treasurer	Name:	John Trainor
		Title:	Director
BlackRock Global Floating Rate Income
Trust; BlackRock Limited Duration		Denali Capital LLC, managing member of
Income Trust; Black Rock Senior Income		DC Funding Partners LLC, portfolio
Series; BlackRock Senior Income Series II;		manager for Denali Capital CLO IV, LTD.
BlackRock Senior Income Series IV;		or an affiliate, as a Lender
BlackRock Floating Rate Income
Strategies Fund II, Inc.; Magnetite Asset		By:	/s/ John P. Thacker
Investors III L.L.C.; Magnetite V CLO,		Name:	John P. Thacker
Limited; Senior Loan Portfolio, as Lender		Title:	Chief Credit Officer

By:	/s/ AnnMarie Smith	Denali Capital LLC, managing member of
Name:	AnnMarie Smith	DC Funding Partners LLC, portfolio
Title:	Authorized Signatory	manager for Denali Capital CLO VI, LTD.
or an affiliate, as a Lender
BNP Paribas, as Lender
		By:	/s/ John P. Thacker
By:	/s/ Cecile Scherer	Name:	John P. Thacker
Name:	Cecile Scherer	Title:	Chief Credit Officer
Title:	Director - Merchant Banking Group
By:	/s/ Kandice Gu	Denali Capital LLC, managing member of
Name:	Kandice Gu	DC Funding Partners LLC, portfolio
Title:	Vice President	manager for Denali Capital CLO VII,
LTD. or an affiliate, as a Lender

		By:	/s/ John P. Thacker
		Name:	John P. Thacker
		Title:	Chief Credit Officer

Denali Capital LLC, managing member of		Galaxy CLO 2003-1, Ltd.
DC Funding Partners LLC, portfolio		By: AIG Global Investment Corp., Its
manager for Denali Capital CLO VIII,		Collateral Manager, as a Lender
LTD. or an affiliate, as a Lender
		By:	/s/ John G. Lapham, III
By:	/s/ John P. Thacker	Name:	John G. Lapham, III
Name:	John P. Thacker	Title:	Managing Director
Title:	Chief Credit Officer
JPMorgan Chase Bank, N.A., as a Lender
ENDURANCE CLO 1, LTD.
c/o ING Capital Advisors LLC, as		By:	/s/ Kathryn A. Duncan
Collateral Manager		Name:	Kathryn A. Duncan
		Title:	Managing Director
By:	/s/ Robert Cohen
Name:	Robert Cohen	NAVIGATOR CDO 2003, LTD., as a
Title:	Senior Credit Analyst	Lender By: Antares Asset Management Inc.,
as Collateral Manager
ARCHIMEDES FUNDING III, LTD.
BY: ING Capital Advisors LLC, as		By:	/s/ Kathleen Brooks
Collateral Manager		Name:	Kathleen Brooks
		Title:	Authorized Signatory
By:	/s/ Robert Cohen
Name:	Robert Cohen	NAVIGATOR CDO 2004, LTD., as a
Title:	Senior Credit Analyst	Lender
By: Antares Asset Management Inc., as
OCEAN TRAILS CLO I BY: West Gate		Collateral Manager
Horizons Advisors LLC, as Collateral
Manager		By:	/s/ Kathleen Brooks
		Name:	Kathleen Brooks
By:	/s/ Robert Cohen	Title:	Authorized Signatory
Name:	Robert Cohen
Title:	Senior Credit Analyst	ANTARES FUNDING, L.P.
By: The Bank of New York Trust
Fidelity Advisor Series II: Fidelity Advisor		Company, N.A., as Trustee of the Antares
Floating Rate High Income Fund, as a		Funding Trust created under the Trust
Lender		Agreement dated as of November 30, 1999,
as a Lender
By:	/s/ Peter L. Lydecker
Name:	Peter L. Lydecker	By:	/s/ Leslie Huntley
Title:	Assistant Treasurer	Name:	Leslie Huntley
		Title:	AVP
Galaxy III CLO, Ltd.
By: AIG Global Investment Corp., Its
Collateral Manager, as a Lender		PUTNAM BANK LOAN FUND
CAYMAN) MASTER FUND, a series of
By:	/s/ John G. Lapham, III	the PUTNAM OFFSHORE MASTER
Name:	John G. Lapham, III	SERIES TRUST
Title:	Managing Director	By: The Putnam Advisory Company, LLC

		By:	/s/ Angela Patel
		Name:	Angela Patel
		Title:	Vice President

PUTNAM FLOATING RATE INCOME
FUND

By:	/s/ Beth Mazor
Name:	Beth Mazor
Title:	V.P.

Stedman CBNA Loan Funding LLC, for
itself or as agent for Stedman CFPI Loan
Funding LLC., as a Lender

By:	/s/ Pam Gwin
Name:	Pam Gwin
Title:	Attorney-in-fact

SunAmerica Life Insurance Company
By: AIG Global Investment Corp., Inc. Its
Investment Advisor, as a Lender

By:	/s/ John G. Lapham, III
Name:	John G. Lapham, III
Title:	Managing Director

The Hartford Mutual Funds, Inc., on
behalf of The Hartford Floating Rate Fund
By: Hartford Investment Management
Company, its Sub-advisor, as a Lender

By:	/s/ William P. Meaney
Name:	William P. Meaney
Title:	Managing Director

Whitney CLO, LLC, as a Lender

By:	/s/ John Casparian
Name:	John Casparian
Title:	Co-President

Wind River CLO I LTD.
By: McDonnell Investment Management,
LLC, as Manager

By:	/s/ Kathleen A. Zarn
Name:	Kathleen A. Zarn
Title:	Vice President

Yorkville CBNA Loan Funding LLC, for
itself or as agent for Yorkville CFPI Loan
Funding LLC, as a Lender

By:	/s/ Richard Newcomb
Name:	Richard Newcomb
Title:	Attorney-in-fact

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

BLOUNT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President

BI, L.L.C., a Delaware limited liability company

By: Blount, Inc., its managing member

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President

4520 CORP., INC., a Delaware corporation

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Vice President